UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  January 22, 2010
(Date of Earliest Event Reported)

                            US Highland, Inc.
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        (Exact name of registrant as specified in its charter)


OKLAHOMA                                      26-4144571
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

 17424 South Union Avenue, Mounds, OK                  74047
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(Address of principal executive offices,               Zip Code)

                               918-827-5254
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         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2010, the registrant entered into Agreement and Plan of Reorganization with U.S. Highland, Inc., an Oklahoma corporation. Subject to the terms and conditions contained in the Agreement, U.S. Highland will be merged by statutory merger with and into the
Registrant.   In the merger, each share of U.S. Highland, Inc.
outstanding immediately prior to the effective time of the merger will be converted into and exchanged for one common share of the registrant's common stock. The registrant shall be the surviving corporation. The name of the surviving corporation shall be amended to be US Highland, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 25, 2010, the registrant filed Articles of Merger with the state of Oklahoma. The Articles of Merger were approved by consent of a majority of the shareholders of the registrant. Pursuant to the Articles of Merger, U.S. Highland, Inc., an Oklahoma corporation was merged into the registrant and 10,000,000 common shares of U.S. Highland, Inc. were converted into and exchanged for 10,000,000 common shares of the registrant. Additionally, the name of the registrant was changed from Harcom Productions, Inc. to US Highland, Inc.

Item 3.02   Unregistered Sales of Equity Securities

See Item 2.01 above. The 10,000,000 common shares of the registrant were issued to U.S. Highland shareholders under Section 4(2) of the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1 - Agreement and Plan of Reorganization dated January 22,
2010
Exhibit 10.2 - Agreement and Plan of Merger dated January 22, 2010
Exhibit 10.3 - Articles of Merger dated January 22, 2010
Exhibit 99 - Financial Statements of U.S. Highland, Inc., an Oklahoma corporation

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

US Highland, Inc.


By:      /s/Damian Riddoch
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         Damian Riddoch
         Chief Financial Officer

Dated:  June 22, 2010